UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2022

Westlake Chemical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Houston,	Suite 600 Texas	77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 1, 2022, Westlake Olefins LLC (the “Buyer”), a wholly owned subsidiary of Westlake Chemical Corporation (“Westlake”), completed its previously announced acquisition (the “Acquisition”) from Hexion Inc. (“Hexion”) of 100% of the issued and outstanding equity interests of certain subsidiaries of Hexion (the “Purchased Companies”) engaged in Hexion’s global epoxy business (“Hexion Epoxy”), pursuant to the Stock Purchase Agreement, dated as of November 24, 2021 (the “SPA”), by and among Hexion, the Buyer and, solely for the limited purposes set forth therein, Westlake.

As a result of the Acquisition, the Buyer acquired Hexion Epoxy, and the Purchased Companies became wholly owned subsidiaries of the Buyer or its affiliates. The purchase price of the Acquisition was approximately $1.2 billion in cash, subject to certain post-closing adjustments as set forth in the SPA. The terms and provisions of the SPA are described in Westlake’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 24, 2021, which is incorporated herein by reference.

The source of funds used in connection with the Acquisition included cash and cash equivalents on hand.

Item 7.01.	Regulation FD Disclosure.

On February 1, 2022, Westlake issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by Westlake under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein.

Forward-Looking Statements

The statements in this Current Report on Form 8-K are not historical statements, including statements regarding the expected timing of closing of the transaction, whether required regulatory approval will be obtained, and potential benefits of the transaction are forward-looking statements within the meaning of the U.S. securities laws. These forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results could differ materially, based on factors including, but not limited to: the timing to consummate the proposed transaction; the conditions to closing of the proposed transaction may not be satisfied or the closing of the proposed transaction otherwise may not occur; the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the Securities and Exchange Commission (“SEC”) in February 2021, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which was filed with the SEC in November 2021, the Company’s recent Current Reports on Form 8-K, and the Company’s other SEC filings. These filings also discuss some of the important risk factors that may affect the Company’s business, results of operations and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

99.1	Press Release dated February 1, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

Date: February 1, 2022	By:	/S/ L. Benjamin Ederington
L. Benjamin Ederington Senior Vice President, General Counsel, Chief Administrative Officer and Secretary